Exhibit 10.11(C)

BCM

CONFIDENTIAL

September 18, 2014

Philip Wagenheim
President
Zynerba Pharmaceuticals, Inc.
712 Fifth Avenue, 22nd Floor
New York, New York 10019

Re:                             Amendment No. 2 to Advisory Services Agreement with Broadband Capital Management

Dear Mr. Wagenheim:

This Amendment No. 2 (the “Amendment”) confirms certain additional terms to the BCM letter agreement by and between Broadband Capital Management LLC (“BCM”) and Zynerba Pharmaceuticals, Inc., f/k/a AllTranz, Inc., (the “Company”) dated as of July 16, 2014, as amended by Amendment No. 1 on September 3, 2014 (as amended, the “Agreement”) pursuant to which the Broadband Capital Management LLC (“BCM”) agreed to provide advisory services.  The Amendment is being entered into in recognition of the incremental scope and duration of services that BCM is providing to the company and provides for corresponding fees for such efforts, specifically, a grant of 545,192 shares of common stock of the Company.  Terms used but not defined herein will have the definition ascribed to such term in the Agreement.

Paragraph 2, which currently reads as set forth below:

BCM will provide those services as are mutually agreed between BCM and the Company, which may include strategic advisory services, advice on Company positioning, valuation analyses, advice regarding additional financing and assisting the Company in identifying and retaining managers, directors and employees (the “Services”).  In exchange for such services, the Company will pay BCM a cash fee of $250,000 within thirty (30) days of the execution of this letter agreement.

Shall be amended and replaced in its entirety as set forth below:

BCM will provide those services as are mutually agreed between BCM and the Company, which may include strategic advisory services, advice on Company positioning, valuation analyses, advice regarding additional financing and assisting the Company in identifying and retaining managers, directors and employees (the “Services”).  In exchange for such services, the Company will pay BCM a cash fee of $250,000 within thirty (30) days of the execution of this letter agreement and issue 1,089,676 shares of common stock of the Company to be structured in a tax efficient manner.

Except as specifically amended hereby, the Agreement shall remain in full force and effect.

[Signature page follows]

Broadband Capital Management LLC | 712 Fifth Avenue, New York, New York 10019 | tel 212.759.2020 | fax 212.702.9830

www.broadbandcapital.com

Member FINRA, SIPC

Please confirm your agreement with the foregoing by signing and returning one copy of this letter agreement to us.

Very truly yours,

BROADBAND CAPITAL MANAGEMENT LLC

		By:	/s/ Michael Rapp
		Name:	Michael Rapp
		Title:	Chairman

Agreed and accepted as of the date first set forth above:

AllTranz, Inc.

By:	/s/ Philip Wagenheim
Name:	Philip Wagenheim
Title:	President